Exhibit 99.1

Orchard Therapeutics Reports Second Quarter 2022 Financial Results and Reviews Recent Business Highlights

Additional Libmeldy® reimbursement discussions advancing across Europe with product sales totaling $3.1M in Q2 and $8.2M YTD

OTL-200 U.S. BLA filing for MLD on track for late 2022 / early 2023

Seven abstracts accepted at SSIEM highlight potential of HSC gene therapy platform to address difficult-to-treat neurodegenerative disorders

Ended Q2 with $170.9M of cash and investments and runway into 2024; R&D expenses in Q2 declined 22% from the prior quarter

BOSTON and LONDON, August 4, 2022 (GLOBE NEWSWIRE) – Orchard Therapeutics (Nasdaq: ORTX), a global gene therapy leader, today announced recent business highlights along with its financial results for the second quarter and six-months ended June 30, 2022.

“Our work in the second quarter has honed our focus to areas where we believe HSC gene therapy is scientifically and clinically positioned to address difficult-to-treat neurodegenerative conditions, such as our marketed therapy for MLD, Libmeldy,” said Bobby Gaspar, M.D., Ph.D., chief executive officer. “Commercially, we are focused on growing Libmeldy revenues in Europe and neighboring regions via multiple initiatives that will expand patient access and treatment while also preparing for our upcoming regulatory activities in the U.S.”

Dr. Gaspar continued, “Highlights from our clinical portfolio will be presented at the upcoming SSIEM meeting, including data from our neurometabolic programs that continue to demonstrate the unique ability of our approach to enable broad distribution of gene-corrected cells and localized delivery of therapeutic enzymes and proteins in the brain and in the case of MPSIH, in other organ systems.”

Libmeldy Commercial Activities

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Year-to-date, Orchard has secured agreements in three major European markets (Germany, Italy and the UK) enabling access and reimbursement for Libmeldy for all eligible patients with metachromatic leukodystrophy (MLD) who fall within the scope of the European marketing authorization. For the next phase of market access expansion, Orchard is undergoing technology assessments and conducting reimbursement discussions in Spain and France, among other countries, as well as with joint Health Technology Assessments (HTA) consortia such as Beneluxa (Belgium, Netherlands, Luxembourg and Austria) and Finose (Finland, Norway and Sweden) to facilitate a faster path to reimbursed access for Libmeldy.
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Patient identification efforts are progressing well, and Orchard expects the number of patients treated with Libmeldy in a commercial setting to increase in the second half of 2022 compared to the first half of the year. The company also plans to enlarge its network of treatment centers by qualifying centers to administer Libmeldy in Sweden and Spain, in addition to existing centers in the UK, Netherlands, Germany, Italy and France.

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Orchard continues to increase its support for newborn screening initiatives to drive early MLD diagnosis and identify as many eligible patients as possible. Studies have launched or initiated in Europe, the Middle East and the U.S., with five studies actively screening newborns and 11 studies or pilots launching or initiated overall. These programs could also identify patients to be treated commercially, if reimbursement is in place at the time of diagnosis.

Chief commercial officer Braden Parker commented, “We’re very encouraged by the progress on our primary launch initiatives in Europe including a prioritized reimbursement strategy, investments in patient identification and newborn screening and targeted geographic expansion. Our work in these areas is part of a comprehensive growth strategy to optimize Libmeldy’s potential that we expect to benefit from not only in 2022, but globally over the next three to five years.”

Upcoming Data Publications

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Seven presentations from across Orchard’s HSC platform will be featured at the Society for the Study of Inborn Errors of Metabolism (SSIEM) Annual Meeting taking place August 30 – September 2 in Freiburg, Germany. Featured presentations include two oral presentations for Libmeldy / OTL-200 (MLD) and OTL-203 (mucopolysaccharidosis type I Hurler’s syndrome, MPS-IH), as well as several accepted abstracts highlighting newborn screening initiatives for MLD.

Key Upcoming Clinical and Research Milestones

Orchard is executing against the following list of upcoming expected milestones:

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OTL-200 for MLD (U.S.): Conduct a pre-Biologics License Application (BLA) meeting with U.S. Food and Drug Administration (FDA) in the second half of 2022 in advance of a BLA submission timeline of late 2022 to early 2023.
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OTL-203 for MPS-IH: Initiate a global registrational study in 2023.
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OTL-201 for MPS-IIIA: Report clinical data, including early clinical outcomes of cognitive function, from the proof-of-concept (POC) trial by year end 2022.
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Research programs:
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Report preclinical POC data for the OTL-104 program in NOD2 Crohn’s disease by year end 2022 in advance of IND-enabling studies in 2023 and an IND submission in 2024.
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Continue to advance the OTL-105 program in hereditary angioedema (HAE), OTL-204 program for GRN-FTD and work in HSC-generated antigen-specific Tregs.

Second Quarter 2022 Financial Results

Revenue from product sales was $3.8 million for the three months ended June 30, 2022, which included $3.1 million in product sales of Libmeldy and $0.6 million in product sales of Strimvelis. For the six months ended June 30, 2022, revenue from product sales of Libmeldy totaled $8.2 million. The cost of product sales was $1.1 million during the second quarter of 2022. Cost of product sales includes the cost of manufacturing, royalties to third parties and non-cash amortization.

Collaboration revenue was $0.6 million for the three months ended June 30, 2022, resulting from the collaboration of OTL-105 in HAE with Pharming Group N.V. entered into in July 2021. This revenue represents reimbursements for research costs and preclinical studies incurred by the company and a

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portion of the $17.5 million upfront consideration received by Orchard under the collaboration, which is being amortized into revenue over the expected duration of the agreement.

Research and development expenses were $22.0 million for the three months ended June 30, 2022, compared to $21.8 million in the same period in 2021. R&D expenses remained flat for the period compared to the prior year and declined 22% versus the first quarter of 2022. The company expects our research and development expenses to decline further during the remainder of 2022 as a result of portfolio updates and workforce reduction undertaken during the first half of 2022. R&D expenses include the costs of clinical trials and preclinical work on the company’s portfolio of investigational gene therapies, as well as costs related to regulatory, manufacturing, license fees and milestone payments under the company’s agreements with third parties, and personnel costs to support these activities.

Selling, general and administrative expenses were $13.7 million for the three months ended June 30, 2022, compared to $14.3 million in the same period in 2021. The decline resulted primarily from the realization of savings from the restructuring announced in March 2022, partially offset by increasing commercialization expenses to support a potential U.S. launch of Libmeldy in 2023, and third-party payments related to current sales of Libmeldy during the second quarter.

The company expects to continue to realize the benefits from the March 2022 restructuring and expects any savings to be fully reflected in its operating expenses by year end 2022.

The loss from operations was $32.4 million in the second quarter of 2022 compared to a loss from operations of $36.0 million in the corresponding period of 2021. The reduction in operating loss resulted primarily from revenue from product sales and the collaboration with Pharming in 2022 compared to 2021.

During the quarter, the company had losses on foreign currency transactions of approximately $18.2 million, which were driven primarily by balances denominated in foreign currencies that are subject to exchange rate fluctuations. Since the beginning of 2022, the U.S. dollar has strengthened against the British pound and euro resulting in these unrealized losses.

Net loss was $50.9 million for the three months ended June 30, 2022, compared to $36.6 million in the same period in 2021. The company had approximately 126.4 million ordinary shares outstanding as of June 30, 2022.

Cash, cash equivalents and investments as of June 30, 2022, were $170.9 million, with $33.0 million of debt outstanding, compared to $220.1 million and the same debt figure as of December 31, 2021. During the first half of 2022, the company received approximately $18.5 million in cash from refundable tax credits related to qualifying expenditures in 2020 and 2019, which partially offset the cash used for operating activities during the first six months of 2022. The company expects that its existing cash, cash equivalents and investments will fund its anticipated operating, debt service and capital expenditure requirements into 2024.

About Libmeldy / OTL-200

Libmeldy (atidarsagene autotemcel), also known as OTL-200, has been approved by the European Commission for the treatment of MLD in eligible early-onset patients characterized by biallelic mutations in the ARSA gene leading to a reduction of the ARSA enzymatic activity in children with i) late infantile or early juvenile forms, without clinical manifestations of the disease, or ii) the early juvenile form, with early

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clinical manifestations of the disease, who still have the ability to walk independently and before the onset of cognitive decline. Libmeldy is the first therapy approved for eligible patients with early-onset MLD.

The most common adverse reaction attributed to treatment with Libmeldy was the occurrence of anti-ARSA antibodies. In addition to the risks associated with the gene therapy, treatment with Libmeldy is preceded by other medical interventions, namely bone marrow harvest or peripheral blood mobilization and apheresis, followed by myeloablative conditioning, which carry their own risks. During the clinical studies of Libmeldy, the safety profiles of these interventions were consistent with their known safety and tolerability.

For more information about Libmeldy, please see the Summary of Product Characteristics (SmPC) available on the EMA website.

Libmeldy is approved in the European Union, UK, Iceland, Liechtenstein and Norway. OTL-200 is an investigational therapy in the U.S.

Libmeldy was developed in partnership with the San Raffaele-Telethon Institute for Gene Therapy (SR-Tiget) in Milan, Italy.

About Orchard Therapeutics

At Orchard Therapeutics, our vision is to end the devastation caused by genetic and other severe diseases. We aim to do this by discovering, developing and commercializing new treatments that tap into the curative potential of hematopoietic stem cell (HSC) gene therapy. In this approach, a patient’s own blood stem cells are genetically modified outside of the body and then reinserted, with the goal of correcting the underlying cause of disease in a single treatment.

In 2018, the company acquired GSK’s rare disease gene therapy portfolio, which originated from a pioneering collaboration between GSK and the San Raffaele Telethon Institute for Gene Therapy in Milan, Italy. Today, Orchard is advancing a pipeline spanning pre-clinical, clinical and commercial stage HSC gene therapies designed to address serious diseases where the burden is immense for patients, families and society and current treatment options are limited or do not exist.

Orchard has its global headquarters in London and U.S. headquarters in Boston. For more information, please visit www.orchard-tx.com, and follow us on Twitter and LinkedIn.

Availability of Other Information About Orchard Therapeutics

Investors and others should note that Orchard communicates with its investors and the public using the company website (www.orchard-tx.com), the investor relations website (ir.orchard-tx.com), and on social media (twitter.com/orchard_tx and www.linkedin.com/company/orchard-therapeutics), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Orchard posts on these channels and websites could be deemed to be material information. As a result, Orchard encourages investors, the media, and others interested in Orchard to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Orchard’s investor relations website and may include additional social media channels. The contents of Orchard’s website or these channels, or any other website that may be accessed from its

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website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking Statements

This press release contains certain forward-looking statements about Orchard’s strategy, future plans and prospects, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” and “expects,” or similar expressions, which are intended to identify forward-looking statements. Forward-looking statements include express or implied statements relating to, among other things, Orchard’s business strategy and goals, the therapeutic potential of Orchard’s products and product candidates, including the products and product candidates referred to in this release, Orchard’s ability to secure agreements to gain access and reimbursement for its products in additional countries, Orchard’s expectations regarding the timing of regulatory submissions for approval of its product candidates, including the product candidates referred to in this release, the timing of interactions with regulators and regulatory submissions related to ongoing and new clinical trials for its product candidates, the timing of announcement of clinical data for its product candidates, the likelihood that such data will be positive and support further clinical development and regulatory approval of these product candidates, the likelihood of approval of such product candidates by the applicable regulatory authorities, the size of the potential markets for Libmeldy and Orchard’s product candidates, the expected benefits to Orchard’s business as a result of the organizational updates referred to in this release, the adequacy of the company’s manufacturing capacity and plans for future investment, and the company’s financial condition and cash runway into 2024. These statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, many of which are beyond Orchard’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, these risks and uncertainties include, without limitation: the risk that Orchard will not realize the anticipated benefits of its new strategic plan or the expected cash savings; the risk that any one or more of Orchard’s product candidates, including the product candidates referred to in this release, will not be approved, successfully developed or commercialized; the risk of cessation or delay of any of Orchard’s ongoing or planned clinical trials; the risk that Orchard may not successfully recruit or enroll a sufficient number of patients for its clinical trials; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical studies or clinical trials will not be replicated or will not continue in ongoing or future studies or trials involving Orchard’s product candidates; the delay of any of Orchard’s regulatory submissions; the failure to obtain marketing approval from the applicable regulatory authorities for any of Orchard’s product candidates or the receipt of restricted marketing approvals; the risk of delays in Orchard’s ability to commercialize its product candidates, if approved; the risk that the ongoing and evolving COVID-19 pandemic could affect the company's business; and the risk that the market opportunity for Libmeldy and its product candidates may be lower than estimated or that Orchard may be unable to identify patients for its products on a consistent basis. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements.

Other risks and uncertainties faced by Orchard include those identified under the heading "Risk Factors" in Orchard’s most recent annual or quarterly report filed with the U.S. Securities and Exchange Commission (SEC), as well as subsequent filings and reports filed with the SEC. The forward-looking statements contained in this press release reflect Orchard’s views as of the date hereof, and Orchard does not assume and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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Condensed Consolidated Statements of Operations Data

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Libmeldy product sales	$3,145	$—	$8,204	$—
Strimvelis product sales	636	—	636	—
Collaboration revenue	587	—	1,052	—
Total revenue	4,368	—	9,892	—
Costs and operating expenses:
Cost of product sales	1,122	—	2,693	—
Research and development	21,965	21,750	50,199	42,785
Selling, general and administrative	13,730	14,263	27,029	28,314
Total costs and operating expenses	36,817	36,013	79,921	71,099
Loss from operations	(32,449)	(36,013)	(70,029)	(71,099)
Other income (expense):
Interest income	213	113	282	284
Interest expense	(672)	(593)	(1,347)	(1,131)
Other income (expense), net	(18,227)	634	(24,279)	1,992
Total other income (expense), net	(18,686)	154	(25,344)	1,145
Loss before income taxes	(51,135)	(35,859)	(95,373)	(69,954)
Income tax (expense) benefit	219	(750)	161	(1,837)
Net loss	$(50,916)	$(36,609)	$(95,212)	$(71,791)
Net loss per share, basic and diluted	$(0.40)	$(0.29)	$(0.75)	$(0.60)
Weighted average number of shares outstanding, basic and diluted	127,854,596	125,952,834	127,775,132	120,421,781

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Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$53,470	$55,912
Marketable securities	117,421	164,195
Accounts receivable	4,129	1,480
Prepaid expenses and other current assets	19,077	23,011
Research and development tax credit receivable	11,226	30,723
Total current assets	205,323	275,321
Operating lease right-of-use-assets	25,455	24,316
Property and equipment, net	5,733	4,767
Restricted cash	4,266	4,266
Intangible assets, net	3,736	4,149
Research and development tax credit receivable	3,950	—
Other assets	10,696	9,590
Total assets	$259,159	$322,409
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,802	$10,008
Accrued expenses and other current liabilities	26,286	24,318
Deferred revenue, current	1,147	346
Operating lease liabilities	6,670	7,335
Notes payable, current	5,500	786
Total current liabilities	48,405	42,793
Notes payable, long-term	27,539	32,086
Deferred revenue, net of current portion	10,291	12,519
Operating lease liabilities, net of current portion	20,183	19,278
Other long-term liabilities	6,469	5,783
Total liabilities	112,887	112,459
Total shareholders’ equity	146,272	209,950
Total liabilities and shareholders’ equity	$259,159	$322,409

Contacts

Investors
Renee Leck
Senior Director, Investor Relations
+1 862-242-0764
Renee.Leck@orchard-tx.com

Media
Benjamin Navon
Director, Corporate Communications
+1 857-248-9454
Benjamin.Navon@orchard-tx.com

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